UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 1, 2009, Adept Technology, Inc. (“Adept”) entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”) for a revolving line of credit (the “Revolving Line”). Adept granted SVB a security interest in substantially all of Adept’s assets, and Adept, certain Adept subsidiaries and SVB entered into related agreements, instruments and documents pertaining to the security arrangements for the Revolving Line.

Under the terms of the Loan and Security Agreement, Adept may borrow, in U.S. dollars, amounts not to exceed the lesser of (a) $5 million or (b) 80% of Adept's eligible accounts receivable (the “Revolving Line Borrowing Base”). The criteria for determining eligible accounts receivable are specified in the Loan and Security Agreement. Foreign accounts receivable are only considered eligible accounts receivable if they meet the same requirements as domestic accounts receivable and are accompanied by specified types of credit support acceptable to SVB, or SVB has an enforceable first priority security interest in or other lien on such accounts.

The Loan and Security Agreement authorizes Adept to enter into foreign exchange forward purchase and sale contracts with SVB ("FX Forward Contracts"). The maximum amount of FX Forward Contracts that can be outstanding at any time is $5,000,000, and Revolving Line availability is reduced by an amount equal to 10% of the outstanding FX Forward Contracts. The Loan and Security Agreement also authorizes Adept to use the Revolving Line for certain cash management services and to request that SVB issue letters of credit for Adept's account. Letters of credit payable in a foreign currency are subject to a reserve equal to 10% of the U.S. dollar equivalent of the face amount of such letters of credit (the “Letter of Credit Reserve”).  The aggregate amount available under the Revolving Line at any time is equal to the Revolving Line Borrowing Base minus the face amount of outstanding letters of credit, the Letter of Credit Reserve, an amount equal to 10% of the outstanding FX Forward Contracts, any amounts used for cash management services and the principal balance of all outstanding advances.

Borrowings bear interest at an interest rate per annum equal to the greater of 7.00%, or the prime rate announced from time to time by SVB plus 3.00%. Adept’s ability to make borrowings under the Revolving Line is subject to various ongoing conditions precedent, described in further detail in the Loan and Security Agreement. Some of these conditions are subject to SVB’s judgment in its sole discretion as to specified matters such as that there has not been any material impairment in Adept’s results of operation or financial condition.

The Revolving Line will mature on May 1, 2011. Adept must meet certain financial covenants during the term of the Loan and Security Agreement. Adept is required to maintain a specified minimum “Adjusted Quick Ratio” which is a ratio of Adept's cash and cash equivalents held at SVB and at any other banks which have entered into a control agreement with SVB, plus Adept’s accounts receivable, to Adept's current liabilities and certain consolidated debt obligations. In addition, Adept’s quarterly adjusted EBITDA must equal or exceed specified amounts (which are minimum amounts for financial covenant purposes only, and do not represent projections of Adept’s financial results). The definition of adjusted EBITDA differs from the calculation of adjusted EBITDA used by Adept for financial reporting purposes in earnings press releases, in that foreign exchange gains and losses, certain restructuring charges and certain other non-cash items are excluded from the calculation. Adept also must remain in compliance with various other covenants during the term of the Loan and Security Agreement, and these covenants place restrictions on the manner in which Adept conducts its business, the types of transactions it may enter into and its ability to transfer funds to subsidiaries.

Adept was required to pay a facility fee of $30,000 upon entering into the Loan and Security Agreement, and will pay an additional facility fee of $30,000 on the first anniversary of the effective date or upon early termination of the Loan and Security Agreement prior to such anniversary date. Adept will pay a fee, quarterly in arrears, equal to .50% per annum of the average unused portion of the credit line (amounts reserved for cash management services and an amount equal to 10% of outstanding FX Forward Contracts being treated as unused portions of the line for this purpose). Adept will pay a collateral monitoring fee of $750 per month if Adept’s “Adjusted Quick Ratio” is less than a specified amount during the month, and there were outstanding balances of principal and interest or outstanding issued letters of credit during the month. Adept also will pay a letter of credit fee of 1.25% per annum of the U.S. Dollar equivalent face amount of issued letters of credit, and all other bank fees and expenses related to the loan transaction.

Reference is made to the Loan and Security Agreement and ancillary agreements, which will be filed as Exhibits to Adept’s next filing on Form 10-Q, for a complete description of the loan terms including those summarized herein.

Item 5.02.  Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Separation Arrangements with Former Vice President of Business Development

Effective May 4, 2009, Adept and Gordon Deans, its former Vice President of Business Development, entered into a letter agreement and mutual release regarding the terms of the previously disclosed termination of Mr. Deans’ position as an officer of Adept on November 21, 2008 and his subsequent separation of employment from Adept.

The letter agreement provides for payment to Mr. Deans of accrued salary and vacation time through November 21, 2008, as well as a severance payment equal to nine months of Mr. Deans’ base salary as of November 21, 2008 less an amount equal to the aggregate of all amounts paid subsequent to such date while Mr. Deans continued employment with Adept as a non-officer employee.  In addition, the shares of restricted stock granted to Mr. Deans in September 2009 are to be vested through April 1, 2009, and all remaining unvested restricted stock and unexercised stock options held by Mr. Deans are to be forfeited or terminated.

The letter agreement includes provisions regarding confidentiality and the prohibition of use or disclosure by Mr. Deans of trade secrets of Adept or confidential information acquired through employment with Adept. Mr. Deans also agreed to a non-competition covenant during the nine-month severance period.

Adept and Mr. Deans also entered into a mutual release of claims, including without limitation, claims relating to Mr. Deans’ employment by Adept and the termination thereof.

In connection with its separation with Mr. Deans, Adept also agreed to provide favorable pricing to a company of which Mr. Deans serves as an officer for three years following Mr. Deans’ execution and delivery of the letter agreement and release.

Reference is made to the Letter Agreements and Mutual Release, which will be filed as Exhibits to Adept’s report filed under the Securities Exchange Act of 1934, for the complete separation terms including those summarized herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.
Date: May 6, 2009	By: /s/ Lisa M. Cummins Lisa M. Cummins Vice President of Finance and Chief Financial Officer